Exhibit 14.1

                 CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS OF
                           HIRSCH INTERNATIONAL CORP.


     Senior Financial Officers hold an important and elevated role in corporate governance. As part of the management team of Hirsch International Corp. (the "Company"), Senior Financial Officers are uniquely capable, and are vested with both the responsibility and authority to protect, balance and preserve the interests of all of the Company's stakeholders. Senior Financial Officers fulfill this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the Company's financial organization, and by demonstrating the following:

     I. Honest and Ethical Conduct

     Senior Financial Officers will exhibit and promote the highest standards of honest and ethical conduct that facilitates the establishment and operation of policies and procedures that:

          o Encourage and reward professional integrity and honesty in all aspects of the financial organization, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the financial organization or the Company itself.

          o Prohibit and eliminate the appearance or occurrence of conflicts between what is in the best interest of the Company and what could result in material personal gain for a member of the financial organization including Senior Financial Officers.

          o Provide a mechanism for members of the Company's finance organization to inform senior management and the Audit Committee of deviations in practice from policies and procedures governing honest and ethical behavior.

          o    Demonstrate   their  personal   support  for  such  policies  and
               procedures  through  periodic  communication   reinforcing  these
               ethical standards throughout the finance organization.

          o Respect the confidentiality of information acquired in the course of the performance of his or her responsibilities except when authorized or otherwise legally obligated to disclose. Do not use confidential information acquired in the course of the performance of his or her responsibilities for personal advantage.

     II. Financial Records and Periodic Reports

     Senior Financial Officers will establish and manage the Company's financial and accounting and reporting systems and procedures to ensure that:

          o Business transactions are properly authorized and completely and accurately recorded on the Company's books and records in accordance with Generally Accepted Accounting Principles (GAAP) and established company financial policy.

          o The retention or proper disposal of Company records shall be in accordance with established Company policies and applicable legal and regulatory requirements.

          o Periodic financial communications and reports will be delivered in a manner that facilitates the highest degree of clarity of content and meaning so that readers and users will quickly and accurately determine their significance and consequence.

     III. Compliance with Applicable Laws, Rules and Regulations

     Senior Financial Officers will establish and maintain mechanisms to:

          o Educate members of the Company's finance organization about any federal, state or local statute, regulation administrative procedure that affects the operation of the finance organization and the enterprise generally.

          o Monitor the compliance of the Company's finance organization with any applicable, federal, state or local statute, regulation or administrative rule.

          o Identity, report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local statute or regulation.

     It is also the policy of Hirsch International Corp. that all Senior Financial Officers acknowledge and certify the foregoing annually and file a copy of such certification with the Audit Committee.

     The Audit Committee shall have the power to monitor, make determinations and recommend actions to the Board with respect to violations of this Code of Ethics.